Exhibit 32.1
CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2009 (the “Report”) of Cherry Tankers, Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, we, Reuven Gepstein, the President, Chief Executive Officer, and Director of the Registrant, and Yael Alush, the Secretary, Treasurer and Director of the Registrant, hereby certify, to the best of each of our knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: July 13, 2009

Signature: /s/ Reuven Gepstein
Name: Reuven Gepstein
Title: President, Chief Executive Officer, and Director
(Principal Executive Officer)

Signature: /s/ Yael Alush
Name: Yael Alush
Title: Secretary, Treasurer and Director
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.